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                                                                EXHIBIT 10.25.1


                               Amendment No. 1 to
                         Vans, Inc. Employment Agreement

      THIS AMENDMENT NO. 1 ("Amendment" herein) to that certain Vans, Inc. Employment Agreement, dated as of September 1, 1995, by and between Vans, Inc. ("Vans") and Gary H. Schoenfeld ("Mr. Schoenfeld") (the "Employment Agreement"), is entered into as of April 24, 1997, with reference to the following facts:

      A. The parties executed and delivered the Employment Agreement as of September 1, 1995; and

      B. On April 24, 1997, the Compensation Committee of the Board of Directors of Vans approved certain amendments to the Employment Agreement; and

      C.    The parties wish to memorialize such amendments in this Amendment.

      NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto hereby amend the Employment Agreement as follows:

      1. The annual salary compensation of Mr. Schoenfeld shall be no less than $350,000 per annum.

      2.    Notwithstanding the term of the Employment Agreement set forth in
Section 2 thereof, such term shall be automatically extended for successive one-year periods unless written notice of the Company's intention not to extend the term is given to Mr. Schoenfeld no later than six (6) months prior to the end of such term, or extended term, as the case may be.

      3. The severance compensation referenced in Section 11.4 of the Employment Agreement is hereby modified to provide that Mr. Schoenfeld shall be paid the greater of (i) one year's salary, or (ii) the aggregate balance of his salary compensation through the end of the term of the Employment Agreement.

      4. The definition of "Good Reason" in Section 11.3 of the Employment Agreement is hereby modified to include any requirement by the Company that Mr. Schoenfeld relocate his residence more than fifty (50) miles from his current residence in Brentwood, California.

      Except as specifically set forth herein, the Employment Agreement shall remain unmodified and in full force and effect.


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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Vans:                                  Mr.  Schoenfeld:

Vans, Inc.


By:__________________________          ____________________________
                                       Gary H. Schoenfeld
Title:_______________________


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